Exhibit 10.36

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Execution Version

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of December 31, 2015 (the “Effective Date”), is by and between Ares Trading S.A., Z.I de l’Ouriettaz, CH-1170 Aubonne, Switzerland (“Merck”) and Pfizer Inc., having a place of business at 235 East 42nd Street, New York, NY 10017 USA (“Pfizer”) on the one side, and Syndax Pharmaceuticals, Inc., having a place of business at 400 Totten Pond Road, Suite 110, Waltham, MA 02451 (“Syndax”) on the other side. Merck and Pfizer together are referred to herein as the “Alliance”. The Alliance and Syndax are each referred to herein individually as “Party” and collectively as “Parties”.

RECITALS

A. Under a separate agreement between Merck and Pfizer the Alliance is developing the Alliance Compound (as defined below) for the treatment of certain tumor types.

B. Syndax is developing the Syndax Compound (as defined below) for the treatment of certain tumor types.

C. Syndax desires to sponsor a clinical trial in which the Syndax Compound and the Alliance Compound would be dosed concurrently or in combination.

D. The Alliance and Syndax, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Alliance Compound and the Syndax Compound for the Study (as defined below).

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1.	Definitions.

For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1 “Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (ii) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.

1.2 “Alliance” has the meaning set forth in the preamble. For clarity, Syndax shall be deemed to have fulfilled its duties and obligations specified in this Agreement regarding the provision of deliverables (e.g., data, Study results, reports, etc.) to the Alliance hereunder ***; provided, however, that Syndax ***.

1.3 “Alliance Class Compound” means any small or large molecule that ***.

1.4 “Alliance Compound” means the antibody known as MSB0010718C referred to by the Alliance as “avelumab”.

1.5 “Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in the preamble.

1.6 “Applicable Law” means all international, federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including those promulgated by the United States Food and Drug Administration (“FDA”), state and national regulatory authorities, the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union (each a “Regulatory Authority” and collectively, “Regulatory Authorities”), and including without limitation cGMP and GCP (each as defined below); all data protection requirements such as those specified in the EU Data Protection Directive and the regulations issued under the United States Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; laws and regulations governing payments to healthcare providers; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.7 “Business Day” means any day other than a Saturday, Sunday or any public holiday in the country where the applicable obligations are to be performed.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.8 “Calendar Quarter” means a three-month period beginning on January, April, July or October 1st.

1.9 “Calendar Year” means a one-year period beginning on January 1st and ending on December 31st.

1.10 “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds.

1.11 “Change of Control” means, with respect to a Party, a transaction with a Third Party(ies) involving (a) the acquisition, merger or consolidation, directly or indirectly, of such Party, and, immediately following the consummation of such transaction, the shareholders of such Party immediately prior thereto hold, directly or indirectly, as applicable, shares of capital stock of the surviving company representing less than fifty percent (50%) of the outstanding shares of such surviving or continuing company, (b) the sale of all or substantially all of the assets or business of such Party, or (c) a person, or group of persons acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of such Party.

1.12 “Clinical Data” means all data (including raw data) and results generated under the Study; excluding, however, Sample Testing Results.

1.13 “Clinical Quality Agreement” means that certain clinical quality assurance agreements being entered into by the Parties in conjunction herewith.

1.14 “CMC” means Chemistry Manufacturing and Controls.

1.15 “Compounds” means the Alliance Compound and the Syndax Compound. A “Compound” means either the Alliance Compound or the Syndax Compound, as applicable.

1.16 “Combination” means the use or method of using the Alliance Compound and the Syndax Compound in concomitant or sequential administration.

1.17 “Confidential Information” means any information, Know-How or other proprietary information or materials furnished to one Party by the other Party pursuant to this Agreement, except to the extent that such information or materials: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as demonstrated by competent evidence; (b) was generally available to the public or otherwise part of the public domain at the time of its

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disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was subsequently developed by the receiving Party without use of the Confidential Information, as demonstrated by competent evidence.

1.18 “CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial, which CTA may consist of, or include, an IND or IMPD, as applicable.

1.19 “Data Sharing and Sample Testing Schedule” means the schedule describing each Party’s data sharing and sample testing obligations which shall be finalized in writing by mutual agreement of the Parties ***.

1.20 “Delivery” has the meaning set forth in Section 8.3.1 with respect to the Alliance Compound and in Section 8.3.2 with respect to the Syndax Compound.

1.21 “Disposition Package” has the meaning set forth in Section 8.7.1.

1.22 “Dispute” has the meaning set forth in Section 21.1.

1.23 “Effective Date” has the meaning set forth in the preamble.

1.24 “EMA” has the meaning set forth in the definition of Applicable Law.

1.25 “FDA” has the meaning set forth in the definition of Applicable Law.

1.26 “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds.

1.27 “Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office; who, when such Government

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Official is acting in an official capacity, or in an official decision-making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to make decisions with the potential to affect the business of either of the Parties.

1.28 “HIPAA” has the meaning set forth in the definition of Applicable Law.

1.29 “IMPD” means an Investigational Medicinal Product Dossier which includes all data required by Regulatory Authorities in the European Union for the performance of clinical trials in one or more European Union member states.

1.30 “IND” means the Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States.

1.31 “Inventions” means all inventions and discoveries which are made or conceived in the design or performance of the Study and/or which are made or conceived by a Party through use of the Clinical Data.

1.32 “Joint Combination Study Committee” or “JCSC” has the meaning set forth in Section 3.9.

1.33 “Jointly Owned Invention” has the meaning set forth in Section 10.1.1.

1.34 “Joint Patent Application” has the meaning set forth in Section 10.1.2.

1.35 “Joint Patent” means a patent that issues from a Joint Patent Application.

1.36 “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

1.37 “Liability” has the meaning set forth in Section 14.2.1.

1.38 “Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.39 “Manufacturer’s Release” or “Release” has the meaning ascribed to such term in the Clinical Quality Agreements.

1.40 “Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party, as such Manufacturing Site may change from time to time in accordance with Section 8.6 (Changes to Manufacturing).

1.41 “Merck” has the meaning set forth in the preamble.

1.42 “Non-Conformance” means, with respect to a given unit of Compound, an event that deviates from an approved cGMP requirement with respect to the applicable Compound, such as a procedure, Specification, or operating parameter (including shelf life as specified in Section 8.2 and the applicable Specifications), or that requires an investigation to assess impact to the quality of the applicable Compound. Classification of the Non-Conformance is detailed in the Clinical Quality Agreements.

1.43 “Party” has the meaning set forth in the preamble.

1.44 “Permitted Use” means (i) seeking Regulatory Approval for the use of its respective Compound in the Combination; (ii) filing and prosecuting patent applications for Joint Inventions and enforcing any resulting patents in accordance with Article 10; and/or (iii) to the extent such disclosure is required by a Regulatory Authority or otherwise under Applicable Law, in which case, the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure and, at the request of the other Party, cooperate with such other Party in obtaining a protective order or similar relief that prevents or limits the scope of or delays such disclosure.

1.45 “Pfizer” has the meaning set forth in the preamble.

1.46 “Safety Data Exchange Agreement” means that certain pharmacovigilance agreement regarding the Compounds that shall be entered into by the Parties ***.

1.47 “Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed as part of the Study conduct, a summary of which is attached hereto as Appendix A.

1.48 “Regulatory Approvals” means any and all permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation and distribution of a Compound in the United States, Europe or other applicable jurisdictions for use in humans.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.49 “Regulatory Authorities” has the meaning set forth in the definition of Applicable Law.

1.50 “Related Agreements” means the Safety Data Exchange Agreement and the Clinical Quality Agreements.

1.51 “Samples” means urine, blood and tissue samples from patients participating in the Study.

1.52 “Sample Testing” means the analyses to be performed by each Party using the applicable Samples, as described in the Data Sharing and Sample Testing Schedule.

1.53 “Sample Testing Results” means those results arising from the Sample Testing which are to be shared between the Alliance and Syndax, as set forth in the Data Sharing and Sample Testing Schedule.

1.54 “Specifications” means, with respect to a given Compound, the set of requirements for such Compound as set forth in the Clinical Quality Agreements.

1.55 “Study” means ENCORE 603.

1.56 “Study Completion” has the meaning set forth in Section 3.5.

1.57 “Study Costs” means the Third Party costs associated with the Study, a summary of which is attached hereto as Appendix C. The Parties may amend such Study Costs as set forth in Appendix C from time to time by mutual written agreement.

1.58 “Study Results” means the results generated under the Study.

1.59 “Syndax” has the meaning set forth in the preamble.

1.60 “Syndax Class Compound” means any small or large molecule that ***.

1.61 “Syndax Compound” means Syndax’s HDAC inhibitor known as entinostat.

1.62 “Territory” means anywhere in the world.

1.63 “Third Party” means any person or entity other than Syndax, the Alliance or their respective Affiliates.

2.	Scope of the Agreement.

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2.1 Each Party shall contribute to the Study such resources as are necessary to fulfill its obligations set forth in this Agreement.

2.2 Each Party agrees to act in good faith in performing its obligations under this Agreement and each Related Agreement, and shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of its Compound as contemplated by this Agreement.

2.3. Representations and Warranties.

2.3.1. Syndax agrees to Manufacture and supply the Syndax Compound for purposes of the Study as set forth in Article 8, and Syndax hereby represents and warrants to the Alliance that, at the time of Delivery of the Syndax Compound, such Syndax Compound shall have been Manufactured and supplied in compliance with: (i) the Specifications for the Syndax Compound; (ii) the Clinical Quality Agreements; and (iii) all Applicable Law, including cGMP and health, safety and environmental protections. The Alliance agrees to Manufacture and supply the Alliance Compound for purposes of the Study as set forth in Article 8, and the Alliance hereby represents and warrants to Syndax that, at the time of Delivery of the Alliance Compound, such Alliance Compound shall have been Manufactured and supplied in compliance with: (a) the Specifications for the Alliance Compound; (b) the Clinical Quality Agreements; and (c) all Applicable Law, including cGMP and health, safety and environmental protections.

2.3.2 Without limiting the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law (provided that for clarity, Syndax shall be responsible for obtaining Regulatory Approvals for the Study as set forth in Section 3.3).

2.4. Each Party shall have the right to subcontract any portion of its obligations hereunder to Third Party subcontractors (“Subcontractors”). Each Party shall remain solely and fully liable for the performance of its Subcontractors. Each Party shall ensure that each of its subcontractors performs its obligations pursuant to the terms of this Agreement, including the Appendices attached hereto. For clarity, to the extent that a Party has an obligation under this Agreement to perform an action or to meet a standard, and such Party subcontracts such obligation, such Party shall be responsible for any failure by such Party’s Subcontractor to perform the action or meet the standard. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such Subcontractors that are held by or under the control of such Subcontractors and that are required to be provided to the other Party under this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.5 This Agreement does not create any obligation on the part of the Alliance to provide the Alliance Compound for any activities other than the Study, nor does it create any obligation on the part of Syndax to provide the Syndax Compound for any activities other than the Study.

2.6 Subject to Section 3.10 below, nothing in this Agreement shall (i) prohibit either Party from performing clinical studies other than the Study relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area, or (ii) create an exclusive relationship between the Parties with respect to any Compound.

3.	Conduct of the Study.

3.1 Notwithstanding anything to the contrary herein, Syndax shall act as the sponsor of the Study and shall own and hold the IND and/or CTA, as applicable, for the Study; provided, however, that in no event shall Syndax file a separate IND or CTA for the Study unless required by Regulatory Authorities to do so. If a Regulatory Authority requests a separate IND or CTA for the Study the Parties will promptly meet and mutually agree on an approach to address such requirement.

3.2 Syndax shall ensure that the Study is performed in accordance with this Agreement, the Protocol and all Applicable Law, including GCP.

3.3 Syndax shall ensure that all directions from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are followed. The Alliance shall fully cooperate with Syndax to comply with such directions, including with respect to supply of the Alliance Compound. Syndax shall participate in and lead all discussions with any Regulatory Authority regarding the Study ***. Each Party grants to the other Party a non-exclusive, non-transferable (except in connection with a permitted assignment, sublicense or subcontract) “right of reference” (as defined in US FDA 21 CFR 314.3(b)), or similar “right of reference” as defined in applicable regulations in the relevant part of the Territory (only if possible, i.e., a CTA for the respective Compound was already submitted to the local Health Authorities), with respect to Study Data and results related to Compounds, solely as necessary for the other Party to prepare, submit and maintain regulatory submissions of the Study related to the other Party’s Compound and Regulatory Approvals. In all other cases, where a “right of reference” is not possible, the parties will promptly discuss in good faith on how to provide the required documentation for CTA of the Study. Further, each Party shall provide to the other a cross-reference letter or similar communication to the applicable Regulatory Authority to effectuate such right of reference. Notwithstanding anything to the contrary in this Agreement, neither Party shall have any right to access the other Party’s CMC data with respect to its Compound.

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3.4 Syndax shall maintain reports and all related documentation with respect to the Study in good scientific manner and in compliance with Applicable Law. Each Party shall provide to the other all Study information and documentation (excluding information and documentation relating to the Sample Testing other than the Sample Testing Results themselves) reasonably requested by such other Party to enable it to (i) comply with any of its legal and regulatory obligations, or any request by any Regulatory Authority, in each case, to the extent related to the Study or such Party’s Compound, (ii) conduct the Sample Testing, (iii) satisfy any contractual obligation to a subcontractor engaged pursuant to Section 2.4 hereof, and (iv) in the case of the Alliance, determine whether the Study has been performed by Syndax in accordance with this Agreement.

3.5 Each Party shall provide to the other Party copies of all Clinical Data to the extent generated by such Party, in an agreed electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule (if applicable) or upon mutually agreeable timelines; provided, however, that Clinical Data shall be provided to the Alliance ***; and a complete copy of the Clinical Data shall be provided to the Alliance no later than *** following completion of the final Study report. The Alliance shall provide pharmacokinetics and anti-drug antibody data regarding the Alliance Compound to Syndax ***. “Study Completion” shall be deemed to occur upon lock of the Study database. Syndax shall use commercially reasonable efforts to ensure that all patient authorizations and consents required under HIPAA, the EU Data Protection Directive or any other similar Applicable Law in connection with the Study permit such sharing of Clinical Data with the Alliance.

3.6 Syndax shall provide Samples to the Alliance as specified in the Protocol or as agreed to by the JCSC. Each Party shall use the Samples only for the Sample Testing and each Party shall be responsible for conducting the Sample Testing as set forth on the Data Sharing and Sampling Testing Schedule, including all expenses related thereto. The Alliance shall own all data arising from the Sample Testing conducted by or on behalf of the Alliance. The Alliance shall provide to Syndax the Sample Testing Results for the Sample Testing conducted by or on behalf of the Alliance, in electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule or other mutually agreed timelines. Likewise, Syndax shall own all data arising from the Sample Testing conducted by or on behalf of Syndax. Syndax shall provide to the Alliance the Sample Testing Results for the Sample Testing conducted by or on behalf of Syndax, in electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule or other mutually agreed timelines. Except to the extent otherwise agreed in writing signed by authorized representatives of each Party, prior to publication or other public disclosure permitted under this Agreement, each Party shall use or disclose the other Party’s Sample Testing Results only ***; provided that such

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Party’s partners, collaborators, or bona fide potential partners or collaborators are not developing (i) an Alliance Class Compound, in the case of Syndax, or (ii) a Syndax Class Compound, in the case of the Alliance. Notwithstanding anything to the contrary herein, the Alliance covenants not to ***, and Syndax covenants not to ***.

3.7 All Clinical Data, including raw data and results, generated under this Agreement shall be jointly owned by Syndax and the Alliance. It is understood and acknowledged by the Parties that the Parties shall have the right to use positive Clinical Data to obtain the original label or label changes for the Compounds. In such event, the Parties will enter into good faith negotiations to determine a regulatory submission strategy for the Compounds, and cost sharing of the next part of the Study and/or future study(ies) that may be needed for regulatory submission for the Compounds. Prior to the publication of a particular item of Clinical Data pursuant to Section 12 or other public disclosure permitted under this Agreement or as otherwise agreed by the Parties, neither Party shall use or disclose such Clinical Data other than***; provided that such Party’s partners, collaborators, or bona fide potential partners or collaborators are not developing (i) an Alliance Class Compound, in the case of Syndax or (ii) a Syndax Class Compound in the case of the Alliance. Notwithstanding anything to the contrary herein, the Alliance further covenants not to ***, and Syndax covenants not to ***.

3.8 Joint Combination Study Committee. The Parties shall form a joint development team (the “Joint Combination Study Committee” or “JCSC”), made up of an equal number of representatives of the Alliance and Syndax, which shall have the following responsibility for coordinating all activities under, and pursuant to, this Agreement:

•	Reviewing and approving the Study Protocol and changes thereto for the Compounds in accordance with Section 4.1 of this Agreement;

•	Discussing and overseeing regulatory related activities to ensure regulatory compliance and timely management of responses to any regulatory authority queries during regulatory review processes;

•	Approving publication strategies for Data arising out of the Study;

•	Facilitating the exchange of information in compliance with this Agreement in order to ensure that significant issues concerning adverse event information and safety issues are addressed consistently and in a timely manner;

•	Reviewing and approving all Study reports in accordance with Section 3.9 and 12 of this Agreement.

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The Alliance and Syndax shall each designate a Team Leader (the “Team Leader”) who shall be responsible for implementing and coordinating activities, and facilitating the exchange of scientific information between the Parties with respect to the Study. The JCSC is chaired by one of the Team Leaders. The JCSC chair is rotating in the following order: 2016 Syndax, 2017 the Alliance, 2018 Syndax. Other JCSC members will be agreed by both Parties with an equal number of representatives of the Alliance and Syndax. The JCSC shall meet as soon as practicable after the Effective Date and then no less than twice yearly, and more often as reasonably considered necessary at the request of either Party, to provide an update on Study progress. Each Party shall be responsible for its expenses, including travel costs incurred for attending the JSC. The JCSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. In the event the JCSC agrees to meet in person, the geographical location of such meeting shall be decided by each of the Parties at its own discretion rotating in the following order: 1st Syndax, 2nd the Alliance, and then back to Syndax and the rotating order above-described. One week prior to any such meeting, the Syndax Team Leader shall provide an update in writing to the Alliance Team Leader, which update shall contain information about overall Study progress, recruitment status, interim analysis (if results are available), final analysis and other information relevant to the conduct of the Study. The Alliance and Syndax will appoint a Compliance representative who will be an ad-hoc member of the JCSC and who will sign-off all JCSC meeting minutes.

Immediately after the Effective Date, the Alliance and Syndax shall appoint a person who possesses a general understanding of this Agreement and of matters relating to the development of the Compounds to act as alliance manager (each an “Alliance Manager”), who shall oversee interactions between the Parties between meetings of the JCSC. The role of the Alliance Manager is to act as a key point of contact between the Parties to facilitate a successful collaboration hereunder and resolution of deadlocks or disputes that may arise hereunder. The Alliance Managers shall attend all JCSC meetings on an agenda driven basis and may bring to the attention to the JCSC any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may in its sole discretion replace its Alliance Manager at any time by notice in writing to the other Party.

In the event that an issue arises and the Alliance Managers cannot or do not, after good faith efforts, reach agreement on such issue, the issue shall be elevated to the Vice President Early Development – Oncology for Pfizer (or delegate) and the Chief Development Officer for Syndax (or delegate).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.9 Within *** of Study Completion, Syndax shall provide the Alliance with an electronic draft of the Clinical Study report for the Alliance to provide comments to Syndax. Syndax shall consider in good faith any comments provided by the Alliance on the draft of the Clinical Study report, provided that such comments are received by Syndax within *** of such draft Clinical Study report. Syndax shall provide the Alliance with the final version of the Clinical Study report promptly following such review and comment period of the draft Clinical Study report by the Alliance.

3.10 Commencing on the Effective Date and ending on the earlier of (a) the Study completion date, or (b) termination or expiration of this Agreement: (i) Syndax agrees that it shall not initiate any clinical study in which the Syndax Compound is tested in humans in combination with a Third Party Alliance Class Compound other than the Alliance Compound for the treatment of ovarian cancer without the express prior written consent of Pfizer and Merck; and (ii) the Alliance agrees that it shall not initiate any clinical study in which the Alliance Compound is tested in combination with an HDAC inhibitor other than the Syndax Compound for the treatment of ovarian cancer without the express prior written consent of Syndax. Notwithstanding anything to the contrary herein, this Section 3.10 shall not apply or have any force or effect ***, provided that *** continues to comply with the rest of this Agreement, including, as applicable, Section 3.12. As used herein, *** means ***. Notwithstanding the foregoing, an *** shall not include ***.

3.11 Each Party acknowledges and agrees that the other Party may have present or future business activities or opportunities, including business activities or opportunities with Third Parties, involving the Alliance Compound, in the case of the Alliance, or the Syndax Compound, in the case of Syndax, or other similar products, programs, technologies or processes. Accordingly, but subject to Section 3.10, each Party acknowledges and agrees that nothing in this Agreement shall be construed as a representation or inference that the other Party will not develop for itself, or enter into business relationships with other Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Combination or any other product, program, technology or process, provided that any unpublished Clinical Data, Sample Testing Results, Jointly Owned Inventions, and any other Confidential Information of the other Party is not used or disclosed in connection therewith in violation of Sections 3.6, 3.7, 9.1 or 10 (as applicable) of this Agreement.

3.12 Nothing in this Agreement shall prohibit or restrict a Party from licensing, assigning or otherwise transferring to an Affiliate or Third Party its Compound and the related Clinical Data, Confidential Information, Sample Testing Results or Jointly Owned Inventions; provided, however, that in the case of any such license, assignment or transfer, the licensee, assignee or transferee shall agree in writing to use such Clinical Data, Confidential Information, Sample Testing Results or Jointly Owned Inventions subject to the terms and conditions of this Agreement.

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4.	Protocol and Related Documents.

4.1 A summary of the initial Protocol, entitled “PROTOCOL SUMMARY FOR ENCORE 603 TRIAL”, has been agreed to by the Parties as of the Effective Date, and is attached as Appendix A. Syndax and the Alliance shall agree on the contents of the Protocol; any changes of the Protocol require prior written approval of all Parties. The contents of the Protocol and any proposed changes to the Protocol will be sent in writing to the Alliance’s Project Manager and the Alliance’s Alliance Manager. In the event that the Parties cannot agree in writing on the final Protocol the matter is elevated in accordance with Section 3.8 for final resolution. In the event that the Alliance Managers cannot reach agreement on changes or amendments to the Protocol after elevating the matter in accordance with Section 3.8, Syndax shall have the final decision on ***, and the Alliance shall have the final decision on ***.

4.2 Syndax shall prepare the patient informed consent forms for the Study (which shall include any required consent for the Sample Testing and sharing of patient data with the Alliance) in consultation with the Alliance (it being understood and agreed that the portion of the informed consent form relating to the Alliance Compound will be provided to Syndax by the Alliance). Any changes to such form that relate to the Sample Testing or the Alliance Compound or the sharing of data shall be subject to the Alliance’s review and prior written consent. Any such proposed changes will be sent in writing to the Alliance’s Project Manager and the Alliance’s Alliance Manager.

5.	Adverse Event Reporting.

Syndax will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for the Study and related activities. The Parties shall execute the Safety Data Exchange Agreement to ensure the exchange of relevant safety data within appropriate timeframes and in an appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. Copies of all Serious Adverse Event (SAE) and adverse event reports and other information arising from any aspect of the Study where a patient has been exposed to the Alliance Compound will be sent to the Alliance in accordance with the Safety Data Exchange Agreement.

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6.	Term and Termination.

6.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder or until terminated by either Party pursuant to this Article 6.

6.2 In the event that the Alliance reasonably and in good faith believes that the Alliance Compound is being used in the Study in an unsafe manner and notifies Syndax in writing of the grounds for such belief, and Syndax fails to promptly incorporate (subject to approval by applicable Regulatory Authorities or Institutional Review Boards) changes into the Protocol reasonably requested by the Alliance to address such issue or to otherwise reasonably and in good faith address such issue, the Alliance may terminate this Agreement and the supply of the Alliance Compound effective upon written notice to Syndax.

6.3 Subject to Section 6.11, either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for *** after receipt of written notice thereof from the non-breaching Party; provided that if such material breach is capable of cure and cannot reasonably be cured within ***, the breaching Party shall be given a reasonable period of time to cure such breach.

6.4 If either Party reasonably determines in good faith, based on a review of the Clinical Data or other Study-related Know-How or other information, that the Study may unreasonably affect patient safety, such Party shall promptly notify the other Party of such determination. The Party receiving such notice may propose modifications to the Study to address the safety issue identified by the other Party and, if the notifying Party agrees, shall act to immediately implement such modifications; provided, however, that if the notifying Party, in its sole discretion, reasonably believes that there is imminent danger to patients, such Party need not wait for the other Party to propose modifications and may instead terminate this Agreement immediately upon written notice to such other Party. Furthermore, if the notifying Party, in its sole discretion, reasonably believes that any modifications proposed by the other Party will not resolve the patient safety issue, such Party may terminate this Agreement effective upon written notice to such other Party.

6.5 Subject to Section 6.11, either Party may terminate this Agreement immediately upon written notice to the other Party in the event that any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for purposes of the Study. Additionally, either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in the event that it determines in its sole discretion to discontinue development of its Compound, for safety, medical, scientific, legal, regulatory or other reasons.

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6.6 In the event that this Agreement is terminated, Syndax shall, at the Alliance’s sole discretion, promptly either return or destroy all unused Alliance Compound pursuant to the Alliance’s instructions. If the Alliance requests that Syndax destroy the unused Alliance Compound, Syndax shall provide written certification of such destruction.

6.7 Subject to Section 6.11, either Party shall be entitled to terminate this Agreement upon *** advance written notice to the other Party, if such other Party fails to perform any of its obligations under Section 13.3 or breaches any representation or warranty contained in Section 13.3. The non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 6.7.

6.8 The provisions of this Section 6.8 and Sections 3.6 (other than the first, fourth and sixth sentences thereof), 3.7, 3.9, 6.6, 6.7 (other than the first sentence thereof), 6.9, 6.10, 6.11, 13.2, 13.3.5, 13.4, 14.2 (Indemnification), 14.3 (Limitation of Liability), and Articles 1 (Definitions), 7 (Costs of Study), 9 (Confidentiality), 10 (Intellectual Property), 11 (Reprints; Rights of Cross-Reference), 12 (Press Releases and Publications), 20 (No Additional Obligations), 21 (Dispute Resolution and Jurisdiction), 22 (Notices), 23 (Relationship of the Parties) and 25 (Construction) shall survive the expiration or termination of this Agreement.

6.9 Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

6.10 Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Clinical Data, Sample Testing Results and Inventions) furnished to the receiving Party by the other Party, except that the receiving Party shall have the right to retain one copy solely for record-keeping purposes which shall remain subject to the confidentiality and non-use provisions set forth herein.

6.11 Upon receipt by either Party of a termination notice of this Agreement, subject to the terms of this Article 6, Syndax shall submit a wind-down plan to the Alliance, setting forth the tasks reasonably necessary or required in connection with the orderly termination of the Study and the proper plan for managing the patients enrolled in the Study, including any actions reasonably required to safely close out the Study, or required by Applicable Laws. If patient safety considerations require more time to safely

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close out the Study than the termination periods set forth herein, then the Parties agree that the Agreement shall be extended to the extent necessary to ensure patient safety, after which the Agreement shall terminate *** in accordance with the terms of the applicable section in this Article 6.

7.	Costs of Study.

(a) The Parties agree that (i) the Alliance shall provide the Alliance Compound for use in the Study, as described in Article 8 below***; and (ii) Syndax shall provide the Syndax Compound for use in the Study, as described in Article 8 below***. The Study Costs will be shared equally by Syndax and the Alliance up to a maximum of *** in Study Costs (the “Study Costs Reimbursement Cap”), with the Alliance reimbursing ***, as set forth in this Article 7. A good faith estimate of the total expected Study Costs as of the Effective Date is attached hereto as Appendix C. Within *** of the end of each Calendar Quarter Syndax shall provide the Alliance an invoice, in reasonable detail, setting forth the incurred Study Costs, on the basis of the estimated Study Costs for such Calendar Quarter. Within *** following receipt of each such invoice by the Alliance, Pfizer shall reimburse Syndax for *** Study Costs incurred by Syndax during such Calendar Quarter. Concurrently with each such Calendar Quarter invoice, Syndax shall describe in writing any deviations in the Study Costs from the original estimate. Provided that the Parties have agreed to such deviations in a JCSC meeting, the Alliance shall pay *** and the original Study Costs estimate shall be adjusted accordingly. For clarity, ***.

(b) For the avoidance of doubt, Syndax will not be required to reimburse the Alliance for any costs or expenses incurred by the Alliance or its Affiliates in connection with the Study and the Alliance will not be required to reimburse Syndax for any costs or expenses incurred by Syndax or its Affiliates in connection with the Study (other than the Study Costs).

8.	Supply and Use of the Compounds.

8.1 Supply of the Compounds. Syndax and the Alliance will each supply, or cause to be supplied, the quantities of its respective Compound set forth on Appendix B on the timelines set forth in Appendix B, in each case, for use in the Study. In the event that Syndax determines that the quantities of Compounds set forth on Appendix B are not sufficient to complete the Study (due, for example, to the addition of Study sites or countries), Syndax shall so notify the Alliance, and the Parties shall discuss in good faith regarding additional quantities of Compounds to be provided and the schedule on which such additional quantities may be provided. Each Party shall also provide to the other Party a contact person for the supply of its Compound under this Agreement.

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Notwithstanding the foregoing, or anything to the contrary herein, in the event that either Party is not supplying its Compound in accordance with the terms of this Agreement, or is allocating under Section 8.10, then the other Party shall have no obligation to supply its Compound, or may allocate proportionally.

8.2 Minimum Shelf Life Requirements. Each Party shall supply its Compound hereunder with an adequate remaining shelf life at the time of Delivery to meet the Study requirements. The shelf life for each Compound to continue to be conforming and meet Specifications shall ***; provided that the Compound is handled and stored according to the specified handling and storage conditions.

8.3 Provision of Compounds.

8.3.1 The Alliance will deliver the Alliance Compound *** (Incoterms 2010) to Syndax’s, or its designee’s, location as specified by Syndax (“Delivery”) with respect to such Alliance Compound. Title and risk of loss for the Alliance Compound shall transfer from the Alliance to Syndax at Delivery. All costs associated with the subsequent transportation, warehousing and distribution of the Alliance Compound shall be deemed Study Costs and handled in accordance with Article 7. To the extent that such costs are not set forth on the Study Costs document they shall be borne solely by ***. Syndax will, or will cause its designee to: (i) take delivery of the Alliance Compound supplied hereunder; (ii) perform the acceptance procedures allocated to it under the Clinical Quality Agreements; (iii) subsequently label and pack (in accordance with Section 8.4) and promptly ship the Alliance Compound to the Study sites, in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreements; and (iv) provide, from time to time at the reasonable request of the Alliance, the following information with respect to Alliance Compound shipped by Syndax: any applicable chain of custody forms; in-transport temperature recorder(s); records and receipt verification documentation; such other transport or storage documentation as may be reasonably requested by the Alliance (to the extent within Syndax’s possession or control); and usage and inventory reconciliation documentation related to the Alliance Compound.

8.3.2 Syndax is solely responsible, at its own cost, for supplying (including all Manufacturing, acceptance and release testing) the Syndax Compound for the Study, and the subsequent handling, storage, transportation, warehousing and distribution of the Syndax Compound supplied hereunder. Syndax shall ensure that all such activities are conducted in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreements. For purposes of this Agreement, the Delivery of a given quantity of the Syndax Compound shall be deemed to occur when such quantity is packaged for shipment to a Study site.

8.4 Labeling and Packaging; Use, Handling and Storage.

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8.4.1 The Parties’ obligations with respect to the labeling and packaging of the Compounds are as set forth in the Clinical Quality Agreements. Notwithstanding the foregoing or anything to the contrary contained herein, the Alliance shall provide the Alliance Compound to Syndax in the form of unlabeled vials, and Syndax shall be responsible for labeling, packaging and leafleting such Alliance Compound in accordance with the terms and conditions of the Clinical Quality Agreements and otherwise in accordance with all Applicable Law, including cGMP, GCP, and health, safety and environmental protections.

8.4.2 Syndax shall (i) use the Alliance Compound solely for purposes of performing the Study; (ii) not use the Alliance Compound in any manner inconsistent with this Agreement or for any commercial purpose other than conduct of the Study; and (iii) use, store, transport, handle and dispose of the Alliance Compound in compliance with Applicable Law and the Clinical Quality Agreements. Syndax shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Alliance Compound, and in particular shall not analyze the Alliance Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Clinical Quality Agreements.

8.5 Product Specifications. A certificate of analysis shall accompany each shipment of the Alliance Compound to Syndax. Upon request, Syndax shall provide the Alliance with a certificate of analysis covering each shipment of Syndax Compound used in the Study.

8.6 Changes to Manufacturing. Each Party may make changes from time to time to its Compound or the Manufacturing Site; provided that such changes shall be in accordance with the Clinical Quality Agreements.

8.7 Product Testing; Noncompliance.

8.7.1 After Manufacturer’s Release. After Manufacturer’s Release of the Alliance Compound and concurrently with Delivery of the Compound to Syndax, The Alliance shall provide Syndax with such certificates and documentation as are described in the Clinical Quality Agreements (“Disposition Package”). Syndax shall, within the time defined in the Clinical Quality Agreements, perform (i) with respect to the Alliance Compound, the acceptance procedures allocated to it under the Clinical Quality Agreements, and (ii) with respect to the Syndax Compound, the testing and release procedures allocated to it under the Clinical Quality Agreements. Syndax shall take all steps necessary in its reasonable discretion to determine that the Alliance Compound or Syndax Compound, as applicable, is suitable for release before making such Alliance Compound or Syndax Compound, as applicable, available for human use, and the Alliance shall provide cooperation or assistance as reasonably requested by Syndax in

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connection with such determination with respect to the Alliance Compound. Syndax shall be responsible for (a) storage and maintenance of the Alliance Compound until it is tested and/or released, which storage and maintenance shall be in compliance with the Specifications for the Alliance Compound, the Clinical Quality Agreements and Applicable Law; and (b) any failure of the Alliance Compound to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Syndax hereunder.

8.7.2 Non-Conformance.

(a) In the event that either Party becomes aware that any Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by the Parties under Sections 8.7.1 (After Manufacturer’s Release)), such Party shall immediately notify the other Party in accordance with the procedures of the Clinical Quality Agreements. The Parties shall investigate any Non-Conformance in accordance with Section 8.9 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 8.8 (Resolution of Discrepancies).

(b) In the event that any proposed or actual shipment of the Alliance Compound (or portion thereof) shall be agreed to have a Non-Conformance at the time of Delivery to Syndax or during the shelf life set forth in Section 8.2 (in either case, a “Non-Conformance Event”), then unless otherwise agreed to by the Parties, the Alliance shall replace such Alliance Compound as is found to have a Non-Conformance (with respect to Alliance Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Syndax with respect to any Alliance Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Alliance Compound as set forth in this Section 8.7.2(b), (ii) indemnification under Section 14.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.3 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided, for clarity, that Syndax shall not be deemed to be waiving any rights under Section 8.15. In the event that Alliance Compound is lost or damaged after Delivery, the Alliance may provide additional Alliance Compound to Syndax, if available for the Study. Such replaced Alliance Compound shall ***, so long as the amount replaced *** (the “Replacement Threshold”). Syndax shall pay the Alliance the Manufacturing Costs per vial of any replaced Alliance Compound which the Alliance agrees to supply ***. For the avoidance of doubt, the Alliance shall have no obligation to provide replacement Alliance Compound for any Alliance Compound supplied hereunder other than such Alliance Compound as has been agreed or determined to have a Non-Conformance at the time of Delivery to Syndax. The Alliance shall be responsible for any costs incurred by Syndax in connection with the return or destruction of any Alliance Compound supplied

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hereunder that is found to have a Non-Conformance caused by The Alliance. “Manufacturing Costs” shall mean the Direct Manufacturing Costs and the Indirect Manufacturing Costs on a per vial basis. “Direct Manufacturing Costs” shall include ***. “Indirect Manufacturing Costs” shall include ***. Allocations shall be based on such Compound’s utilization relative to a manufacturing site’s total activity. Upon *** prior notice from Syndax, Alliance shall permit an independent certified public accounting firm of nationally recognized standing selected by Syndax and reasonably acceptable to Alliance, to examine, at Syndax’s sole expense, the relevant books and records of Alliance and its Affiliates as may be reasonably necessary to verify the Manufacturing Costs. An examination by Syndax under this Section 8.7.2(b) shall occur not more than *** in any calendar year and shall be ***. The accounting firm shall be provided access to such books and records at Alliance’s or its Affiliates’ facility(ies) where such books and records are normally kept and such examination shall be conducted during Alliance’s normal business hours. Alliance may require the accounting firm to sign a reasonably acceptable non-disclosure agreement before providing the accounting firm with access to Alliance’s or its Affiliates’ facilities or records. Upon completion of the audit, the accounting firm shall provide both Alliance and Syndax a written report disclosing any discrepancies in the reports submitted by Alliance and the specific details concerning any discrepancies. No other information shall be provided to Syndax. Notwithstanding any provision of this Agreement to the contrary (a) all reports and financial information of Alliance, its Affiliates or its sublicensees which are provided to or subject to review by Syndax under this Section 8.7.2(b) shall be deemed to be Alliance’s Confidential Information and subject to the provisions of Article 9.

(c) Syndax shall be responsible for, and the Alliance shall have no obligations or liability with respect to, any Syndax Compound supplied hereunder that is found to have a Non-Conformance. Syndax shall replace any Syndax Compound as is found to have a Non-Conformance (with respect to Syndax Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of the Alliance with respect to any Syndax Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Syndax Compound as set forth in this Section 8.7.2(c), (ii) indemnification under Section 14.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.4 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided, for clarity, that the Alliance shall not be deemed to be waiving any rights under Section 8.15.

8.8 Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance by Syndax shall be resolved in accordance with the provisions of the Clinical Quality Agreements.

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8.9 Investigations. The process for investigations of any Non-Conformance shall be handled in accordance with the Clinical Quality Agreements.

8.10 Shortage; Allocation. In the event that a Party’s Compound is in short supply as a result of a manufacturing disruption, manufacturing difficulties or other similar event such that a Party reasonably believes in good faith that it will not be able to fulfill its supply obligations hereunder with respect to its Compound, such Party will provide prompt written notice to the other Party thereof (including the shipments of Compound hereunder expected to be impacted and the quantity of its Compound that such Party reasonably determines it will be able to supply) and the Parties will promptly discuss such situation (including how the quantity of Compound that such Party is able to supply hereunder will be allocated within the Study). In such event, the Party experiencing such shortage shall (i) use its commercially reasonable efforts to remedy the situation giving rise to such shortage and to take action to minimize the impact of the shortage on the Study, and (ii) allocate to the other Party *** at least *** the *** of the *** by the *** for the Compound for the ***.

8.11 Records. Each Party shall maintain complete and accurate records in all material respects pertaining to its Manufacture of its Compound supplied hereunder, and, upon the reasonable prior request of the other Party, will make such records available to review by such other Party in accordance with the Clinical Quality Agreements solely for the purpose of confirming such Party’s compliance with this Agreement with respect to its Manufacturing obligations hereunder.

8.12 Quality. Quality matters related to the Manufacture of the Compounds shall be governed by the terms of the Clinical Quality Agreements in addition to the relevant quality provisions of this Agreement.

8.13 Quality Control. Each Party shall implement and perform operating procedures and controls for sampling, stability and other testing of its Compound, and for validation, documentation and release of its Compound and such other quality assurance and quality control procedures as are required by the Specifications, cGMPs and the Clinical Quality Agreements.

8.14 Audits and Inspections. The Parties’ audit and inspection rights under this Agreement shall be governed by the terms of the Clinical Quality Agreements.

8.15 Recalls. Recalls of the Compounds shall be governed by the terms of the Clinical Quality Agreements.

8.16 VAT. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”),

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which shall be added thereon as applicable. Where VAT is properly charged by the supplying Party and added to a payment made under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice from the supplying Party issued in accordance with the laws and regulations of the country in which the VAT is chargeable.

9.	Confidentiality.

9.1 Subject to Section 13.3.7, Syndax and the Alliance agree to hold in confidence any Confidential Information provided by the other Party, and neither Party shall use Confidential Information of the other Party except for the performance of the Study and for the Permitted Use. Neither Party shall, without the prior written permission of the other Party, disclose any Confidential Information of the other Party to any Third Party, except to such Party’s directors, officers, employees, consultants and/or agents who have a need to know such Confidential Information for the purpose of this Agreement and are bound to maintain the confidentiality of the Confidential Information by written obligations of confidentiality and non-use at least as restrictive as the obligations contained herein. Notwithstanding the foregoing, nothing herein shall prohibit any disclosure to the extent such disclosure (i) is required by Applicable Law; (ii) is pursuant to the terms of this Agreement; or (iii) is necessary for the conduct of the Study, and in each case ((i) through (iii)) provided that the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure and, at the request of such other Party, cooperate with such other Party in obtaining a protective order or similar relief that prevents or limits the scope of, or delays, such disclosure. For the avoidance of doubt, Syndax may, without the Alliance’s consent, disclose Confidential Information to clinical trial sites, CROs and clinical trial investigators performing the Study, other vendors (including Subcontractors) directly working on the Study, the data safety monitoring and advisory board relating to the Study, and Regulatory Authorities working with Syndax on the Study, in each case to the extent necessary for the performance of the Study and provided that such persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein.

9.2 Notwithstanding the foregoing, (i) Inventions that constitute Confidential Information and are jointly owned by the Parties shall constitute the Confidential Information of both Parties and each Party shall have the right to use and disclose such Confidential Information only as consistent with Articles 10, 11 and 12; (ii) Inventions that constitute Confidential Information and are solely owned by one Party shall constitute the Confidential Information of that Party and each Party shall have the right to use and disclose such Confidential Information only as consistent with Articles 10, 11 and 12; (iii) use and disclosure of Sample Testing Results shall be governed by Section 3.6 and 10, and (iv) use and disclosure of Clinical Data shall be governed by Section 3.7 and 10.

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9.3 All Confidential Information containing personal identifiable data shall be handled in accordance with all data protection and privacy laws, rules and regulations applicable to such Party.

10.	Intellectual Property.

10.1 Joint Ownership and Prosecution.

10.1.1 Subject to Sections 10.2 and 10.3, all rights to all Inventions relating to or covering *** (each a “Jointly Owned Invention”) shall belong jointly to Syndax and the Alliance. The Parties agree that the inventions disclosed in the provisional patent application *** shall be a Joint Patent Application for all purposes of this Agreement. For those countries where a specific license is required for a joint owner of a Jointly Owned Invention to practice such Jointly Owned Invention in such countries, (i) the Alliance hereby grants to Syndax a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under the Alliance’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions for any use, and (ii) Syndax hereby grants to the Alliance a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Syndax’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions for any use, in each case subject to the restrictions in Article 3 and this Article 10. Unless otherwise mutually agreed, each Party shall have the right to ***. For clarity, (i) the terms of this Agreement do not provide Syndax or the Alliance any rights to use or commercialize the other Party’s Compound, or with any rights, title or interest or any license to the other Party’s background intellectual property except as necessary to conduct the Study and as expressly set forth in Section 10.4, and (ii) except as may be mutually agreed by the Parties, (x) ***, and (y) ***.

10.1.2 Promptly following the Effective Date, patent representatives of each of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for any Jointly Owned Inventions which may arise, including deciding on (A) the timing for filing of any provisional or regular patent application***; (B) the countries in which patent applications should be filed, subject to the opt-out procedure described below; and (C) the Party that will take the lead in prosecuting and/or maintaining particular Jointly Owned Inventions (the “Lead Prosecuting Party”) (it being understood that the Parties may mutually agree to conduct some or all prosecution and/or maintenance jointly through an outside patent counsel acceptable to both Parties). The Parties acknowledge and agree that unless otherwise agreed and subject to Section 10.1.1, the Lead Prosecuting Party shall have the first right (but not the obligation) to file a patent

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application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of any Jointly Owned Invention (each, a “Joint Patent Application”), using patent counsel selected by the Lead Prosecuting Party and reasonably acceptable to the other Party. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such Joint Patent Application and shall *** the expenses associated therewith. For the avoidance of doubt both the Lead Prosecuting Party and the other Party shall be both fully and equally considered as the beneficial owners of the rights derived from the Jointly Owned Invention subject to the Joint Patent Application, subject to the opt-out procedure described below. If a Party (the “Opting-out Party”) does not want to file a patent application for a Jointly Owned Invention (either generally or with respect to a particular country) or at any point after the initial filing wishes to discontinue the prosecution and maintenance of a Joint Patent Application, the other Party, at its sole option (the “Continuing Party”), may continue such prosecution and maintenance at its sole expense. In such event, the Opting-out Party shall execute such documents and perform such acts at the Continuing Party’s expense as may be reasonably necessary in a timely manner to effect an assignment of such Joint Patent Application to the Continuing Party (in such country or all countries, as applicable) to allow the Continuing Party to prosecute and maintain such patent application. Any Joint Patent Application or Jointly Owned Invention so assigned shall thereafter be owned solely by the Continuing Party; provided, however, that ***.

10.1.3 Except as expressly provided in Section 10.1.2 and in furtherance and not in limitation of Section 9.1, each Party agrees it will not make or support any patent application based on the other Party’s Confidential Information, and will not provide assistance to any Third Party for such application, without the other Party’s prior written authorization.

10.1.4 Subject to this Section 10.1.4, *** shall have the first right (but not the obligation) to initiate legal action to enforce all Joint Patents against infringement, and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation ***. In the event that *** fails to initiate or defend such action within *** after being first notified of such infringement or misappropriation, *** shall have the right to do so at its sole expense. Similarly, subject to this Section 10.1.4, *** shall have the first right (but not the obligation) to initiate legal action to enforce all Joint Patents against infringement, and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation ***. In the event that *** fails to initiate or defend such action within *** after being first notified of such infringement or misappropriation, *** shall have the right to do so at its sole expense. In the event that infringement of any Joint Patent or misappropriation of any Jointly Owned Invention results from ***.

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10.1.5 If one Party exercises its right to initiate or defend legal action against a Third Party as set forth in Section 10.1.4 above, such initiating/defending Party shall keep the other Party reasonably and regularly informed of the status and progress of the action. The non-initiating/non-defending Party agrees to be joined as a party plaintiff where necessary for purposes of legal standing and to give the initiating/defending Party reasonable assistance and authority to file and prosecute the suit. In such case, the costs and expenses of the non-initiating/non-defending Party shall be borne by the initiating/defending Party, and the initiating/defending Party shall indemnify the non-initiating/non-defending Party against any claims, suits, losses, or liabilities incurred as a result of being joined as plaintiff, except to the extent arising from the negligence or willful misconduct of the non-initiating/non-defending Party. In any event, the non-initiating/non-defending Party shall have the right to be represented in the action by counsel of its choice and at its own expense. Any damages or other monetary awards recovered in the action shall be ***; provided, however, that in the event that ***. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 10.1.5 may not be entered into without the consent of both Parties.

10.2 Inventions Owned by Syndax. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating *** (collectively, “Syndax *** Inventions”), are the sole and exclusive property of Syndax. Syndax shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Syndax *** Invention. For the avoidance of doubt, any Invention ***. The Alliance shall and hereby does assign to Syndax its entire right, title and interest in any such Syndax *** Inventions.

10.3 Inventions Owned by The Alliance. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating *** (collectively, “Alliance *** Inventions”) are the sole and exclusive property of The Alliance. The Alliance shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Alliance *** Invention. For the avoidance of doubt, any Invention ***. Syndax shall and hereby does assign to Alliance its entire right, title and interest in any such Alliance *** Inventions.

10.4 Mutual Freedom to Operate for ***.

(i) Syndax hereby grants to the Alliance a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under any claims in any patent owned or controlled by Syndax that was filed or includes a *** for all purposes.

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(ii) Each of Pfizer and Merck hereby grants to Syndax a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under any claims in any patent owned or controlled by each of Pfizer and Merck that was filed or includes a *** for all purposes.

(iii) Each of Alliance and Syndax represents to the other that, on or prior to the Effective Date, it has disclosed in writing to such other Party (a) any patent applications filed by such Party and pending as of the Effective Date or (b) any written invention disclosures received as of the Effective Date by an employee of such Party who is responsible for deciding whether to file patent applications, in each case that specifically references the other Party’s compound by name, structure or publication. ***.

(iv) For clarity, the terms of this Section 10.4 do not provide the Alliance or Syndax with any rights, title or interest in, or any license to, the other Party’s intellectual property rights which *** do not grant any rights to the Alliance or Syndax to manufacture or have manufactured the other Party’s Compound.

11.	Reprints; Rights of Cross-Reference.

Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to the Study which disclose the name of a Party, provided such use does not constitute an endorsement of any commercial product or service by the other Party.

12.	Press Releases and Publications.

12.1 Neither Party shall publicly disclose the terms of this Agreement without the prior written consent of the other Party, provided that Syndax may disclose the terms on a need to know basis in connection with the Study to maintain their compliance to the obligations stated herein, as required, or as needed to comply with applicable laws, including any reporting obligations with the Securities and Exchange Commission; and provided further that the Parties will issue a joint press release promptly after the Effective Date generally describing the clinical collaboration set forth hereunder (the “First Press Release”).

12.2 To the extent required by Applicable Law or Syndax’s policies, Syndax will register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov and any other local clinical registry if locally legally required. Syndax is committed to timely publication of the final Study Results following Study Completion, after taking appropriate action to secure intellectual property rights (if any) arising from the Study in accordance with Section 3.9 and the review process described in Section 12.3. The publication of the final Study results will be in accordance with the Protocol.

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12.3 Any publication or presentation of one Party relating to the activities governed under this Agreement requires prior written approval of the other Party. This includes, but is not limited to, all medical publications in peer-reviewed journals and abstracts and presentations at scientific or medical congresses. Any proposed publication or presentation of either Party shall be consistent with the other Party’s scientific standards. This will be achieved by (i) applying the highest industry standards, including but not limited to the Good Publication Practice and the Recommendations for Conduct, Reporting, Editing, and Publication of Scholarly Work in Medical Journals of the International Committee of Medical Journal Editors (ICMJE) in their current version and (ii) publishing primary data manuscripts before any non-primary data (e.g. secondary analyses, case studies). Each publishing Party agrees to submit any proposed publication or presentation to the other Party as follows:

To the Alliance: email address: ***

To Syndax: email address: ***

for review at least *** prior to submitting any such proposed publication to a publisher or proceeding with such proposed presentation. Within *** of its receipt, the other Party shall advise the publishing Party, as the case may be, in writing of any information contained therein which is Confidential Information (other than Study Results) or which may impair the availability of patent protection for Inventions. The other Party shall have the right to require the publishing Party, as applicable, to remove specifically identified Confidential Information (other than Study Results) and/or to delay the proposed publication or presentation for an additional *** to enable the other Party to seek patent protection for Inventions.

12.5 After the First Press Release, Syndax agrees to seek the Alliance’s prior written approval for any press release regarding the Alliance Compound and for all press releases with the Alliance. Syndax will provide the Alliance with the draft press releases at least seven business days prior to distribution. Syndax agrees to identify the Alliance and acknowledge the Alliance’s support in any press release and any other publication or presentation of the results of the Study.

13.	Representations and Warranties; Disclaimers.

13.1 Each of Syndax and the Alliance represents and warrants to the other that ***.

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13.2 Syndax does not undertake that the Study shall lead to any particular result, nor is the success of the Study guaranteed. Neither Party accepts any responsibility for any use that the other Party may make of the Clinical Data nor for advice or information given in connection therewith.

13.3 Anti-Corruption.

13.3.1 In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Syndax and the Alliance and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and its ethics and other corporate policies, and to abide by the spirit of the other Party’s applicable ethics and compliance guidelines which may be provided by such other Party from time to time.

Specifically, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose or intent of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

13.3.2 Each Party shall not contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

13.3.3 Each Party represents that: (i) it has no impediment to enter into the transaction contemplated in this Agreement; and (ii) it is not excluded, debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

13.3.4 Each Party represents and warrants that except as disclosed to the other in writing prior to the commencement of this Agreement: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; and (2) it shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement. Each Party shall make all further disclosures as necessary to the other Party to ensure the information

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provided remains complete and accurate throughout the term of this Agreement. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

13.3.5 Each Party shall have the right during the term of this Agreement, and for a period of two (2) years following termination of this Agreement, to conduct an investigation and audit of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, to verify compliance with the terms of this Section 13.3. Such other Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.

13.3.6 Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

13.3.7 Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of any provision of Section 13.3, such other Party may make full disclosure of such belief and related information needed to support such belief at any time and for any reason to any competent government bodies and its agencies, and to whoever such Party determines in good faith has a legitimate need to know.

13.3.8 Each Party shall comply with its own ethical business practices policy and any Corporate Integrity Agreement to which it is subject, and shall conduct its Study-related activities in accordance with Applicable Law. Each Party agrees to ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 13.3. In addition, each Party agrees to ensure that all such employees participate in and complete

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mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to his/her performance of any obligations or activities under this Agreement. Each Party further agrees to certify its continuing compliance with the requirements under this Section 13.3 on a periodic basis during the term of this Agreement in such form as may be reasonably requested by the other Party.

13.4 EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ALLIANCE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ALLIANCE COMPOUND, AND SYNDAX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SYNDAX COMPOUND.

14.	Insurance; Indemnification; Limitation of Liability.

14.1 Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance.

14.2 Indemnification.

14.2.1 Indemnification by Syndax. Syndax agrees to defend, indemnify and hold harmless the Alliance, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party (collectively, the “Claims”) to the extent arising out of *** (a “Syndax Liability”), except to the extent that such Syndax Liability ***.

14.2.2 Indemnification by The Alliance. The Alliance agrees to defend, indemnify and hold harmless Syndax, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any Claims to the extent arising out of *** (an “Alliance Liability”), except to the extent that such Alliance Liability ***.

14.2.3 Procedure. The obligations of the Alliance and Syndax under this Section 14.2 are conditioned upon the delivery of written notice to the Alliance or Syndax, as the case might be, of any potential Liability within a reasonable time after a Party becomes aware of such potential Liability. A Party will have the right to assume the defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the other Party) if it has assumed responsibility for the suit or claim in writing. The other Party may participate in (but not control) the defense thereof at its sole

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cost and expense. The Party controlling such defense (the “Defending Party”) shall keep the other Party (the “Other Party”) advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Other Party from all liability with respect thereto or that imposes any liability or obligation on the Other Party without the prior written consent of the Other Party.

14.2.4 Study Subjects. Syndax shall not offer compensation on behalf of the Alliance to any Study subject or bind the Alliance to any indemnification obligations in favor of any Study subject. Likewise, the Alliance shall not offer compensation on behalf of Syndax to any Study subject or bind Syndax to any indemnification obligations in favor of any Study subject.

14.3 LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT TO USE, DISCLOSE, LICENSE, ASSIGN OR OTHERWISE TRANSFER SAMPLE TESTING RESULTS, CLINICAL DATA, CONFIDENTIAL INFORMATION AND JOINTLY-OWNED INVENTIONS ONLY FOR THE USE HEREIN, IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY COMPOUND SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

15.	Use of Name.

Except as expressly provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

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16.	Force Majeure.

If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within *** after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

17.	Entire Agreement; Modification.

The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with the Related Agreements, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

18.	Assignment and Sub-Contracting.

Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that no such consent shall be required in connection with a Change of Control of a Party. Notwithstanding the foregoing, either Party may assign all or any part of this Agreement to one or more of its Affiliates without the other Party’s consent, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement. In the event of a Change of Control of a Party, such Party undergoing the Change of Control shall notify the other Party in writing at least *** prior to completion of such Change of Control (to the extent such notification is legally permissible prior to completion of such Change of Control, and if such notification is not legally permissible prior to such Change of Control, then such notification shall be provided to the other Party in writing simultaneously with the first public announcement with respect to such Change of Control). Any permitted assignee of a Party (which

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assignee shall include the Third Party in a Change of Control situation under Section 1.11(b)) shall, in writing to the non-assigning Party, expressly assume the obligation to perform this Agreement. Any attempted assignment not in accordance with this Section 18 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. For the avoidance of doubt, nothing in this Section limits the provisions of Section 3.12.

19.	Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

20.	No Additional Obligations.

Syndax and the Alliance have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Study. Neither Party is under any obligation to enter into another type of agreement at this time or in the future.

21.	Dispute Resolution and Jurisdiction.

21.1 The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof (each, a “Dispute”), shall be governed by and construed in accordance with the substantive laws of the state of New York, without giving effect to its choice of law principles.

21.2 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.

22.	Notices.

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by

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personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

If to Syndax, to:

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road,

Suite 110, Waltham, MA 02451

Attention: General Counsel

If to the Alliance, to:

Ares Trading S.A.

Attention: Legal Department

Z.I de l’Ouriettaz,

CH-1170 Aubonne,

Switzerland

With a copy to:

Merck KGaA

Attention: Merck Healthcare Legal

Frankfurter Strasse 250

64293 Darmstadt, Germany

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: VP, Oncology Alliance Manager

With a copy to:

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention:    Jeffrey Chasnow, Esq., Chief Counsel, Oncology Business Unit

and to:

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention:    Paul Schneider

            Senior Corporate Counsel, Business Transactions

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23.	Relationship of the Parties.

The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

24.	Counterparts and Due Execution.

This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

25.	Construction.

Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

Ares Trading S.A.

By:	/s/ James Singleton

Name:	James Singleton

Title:	Authorized Representative

Ares Trading S.A.

By:	/s/ Cedric Hyde

Name:	Cedric Hyde

Title:	Authorized Representative

Pfizer Inc.

By:	/s/ Elizabeth Barrett

Elizabeth Barrett
Name:
President, General Manager
Title:

Syndax Pharmaceuticals, Inc.

By:	/s/ Michael A. Metzger

Michael A. Metzger
Name:
President and Chief Operating Officer
Title:

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Appendix A

PROTOCOL SUMMARY FOR ENCORE 603 TRIAL

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Appendix B

SUPPLY OF COMPOUNDS

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DRUG RESPONSIBILITY MATRIX

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Appendix C

SUMMARY OF ESTIMATED STUDY COSTS

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